UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

VELT INTERNATIONAL GROUP INC.
.(Exact name of registrant as specified in its charter)

Nevada	27-5159463
(State of incorporation or organization)	(I.R.S. Employer Identification No.).

273 E. Hillcrest Drive Thousand Oaks, CA	91360
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(g) of the Act: Common

Name of each exchange on which each class is to be registered: N/A

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file numbers to which this form relates: File No. 333-179082

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock

Item 1. Description of Registrant’s Securities to be Registered.

This Registration Statement relates to the registration with the Securities and Exchange Commission of shares of Common Stock, par value $0.001 (the “Common Stock”), of Velt International Group Inc., a Nevada corporation (the “Registrant”). The description of the Common Stock to be registered hereunder set forth under the caption “Description of Securities to be Registered” in the Registrant’s Registration Statement on Form S-1 (File No. 333-179082), as originally filed with the Securities and Exchange Commission (the “Commission”) on January 19, 2012 (the “Registration Statement”) and declared effective by the Commission on April 4, 2012, is incorporated herein by reference.

Item 2. Exhibits.

      The following exhibits are filed or incorporated by reference to the Registration Statement:

3.1 (1)	Articles of Incorporation of the Registrant.

3.2 (1)	Bylaws of the Registrant.

___________

(1)	Incorporated by reference from our Registration Statement on Form S-1, filed with the Commission on January 19, 2012

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  SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Velt International Group Inc.

Date: January 28, 2019	By:	/s/ Ali Kasa
	Name: Title:	Ali Kasa Chief Executive Officer

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EXHIBIT INDEX

3.1 (1)	Articles of Incorporation of Registrant.

3.2 (1)	Bylaws of Registrant.

____________

(1)	Incorporated by reference from our Registration Statement on Form S-1, filed with the Commission on January 19, 2012.

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